UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________
FORM 8-K
__________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 13, 2022
NuScale Power Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-39736	98-1588588
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

(Address of principal executive offices)		(Zip Code)
6650 SW Redwood Lane, Suite 210
Portland, OR 97224
(971) 371-1592
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	SMR	New York Stock Exchange
Warrants to purchase Class A common stock	SMR WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 8, 2022, the Company’s Board of Directors awarded restricted stock units (“RSUs”) to the Company’s named executive officers as set forth in the Company’s proxy statement dated April 8, 2022 pursuant to the terms of the Company’s 2022 Long-Term Incentive Plan. The RSUs awarded to the named executive officers are shown in the table below:

GRANTEE	RSUs
John Hopkins	147,059
Christopher Colbert	98,039

These time-based RSUs were made pursuant to individual Restricted Stock Unit Agreements, which provide for vesting to occur over a three year period starting May 2, 2022.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1 NuScale Power Corporation 2022 Long-Term Incentive Plan - Restricted Stock Unit Agreement

Exhibit No.	Description
10.1	NuScale Power Corporation 2022 Long-Term Incentive Plan - Restricted Stock Unit Agreement
104	Cover Page Interactive Data File (formatted as Inline XBRL)
*    Filed herewith.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NuScale Power Corporation

Date: July 13, 2022	By:	/s/ Chris Colbert
	Name:	Chris Colbert
	Title:	Chief Financial Officer